EXHIBIT 5

                          REGISTRATION RIGHTS AGREEMENT
                              (PRINCIPAL INVESTORS)

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of June 29, 2004, among Strategic Hotel Capital, Inc., a Maryland corporation (the "Company"), WHSHC, L.L.C., a Delaware limited liability company ("Whitehall 7"), W9/WHSHC, L.L.C. I, a Delaware limited liability company ("Whitehall 9"; and, together with Whitehall 7, "Whitehall"), The Prudential Insurance Company of America, a New Jersey corporation ("Prudential Insurance"), PIC Realty Corporation, a Delaware corporation ("PIC"; and, together with Prudential Insurance, "Prudential"), and Strategic Value Investors, LLC, a Delaware limited liability company ("SVI").

         WHEREAS, Strategic Hotel Capital, L.L.C., a Delaware limited liability company ("SHC LLC"), Whitehall, Prudential and SVI are parties to a Transfer and Registration Rights Agreement dated as of October 31, 1999 (the "SHC LLC Agreement");

         WHEREAS, concurrently with the execution of this Agreement, the Company will effect an initial public offering of shares of its common stock ("IPO"); and

         WHEREAS, the parties desire to provide each Investor (as defined herein) with certain registration rights substantially analogous to those under the SHC LLC Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.   DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate": with regard to a Person, a Person that controls, is controlled by, or is under common control with, such original Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and controlled" have meanings correlative to the foregoing.

         "Closing Price": the reported last sale price of a unit of a security, on a given day, regular way, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the security is not listed or admitted to trading on such exchange, the principal national securities exchange on which the security is listed or admitted to trading, or, if the security is not listed or admitted to trading on any national securities exchange, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the Nasdaq Stock Market, Inc., or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or, if no

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such prices are furnished, the fair market value of the security as determined in good faith by the board of directors of the Company, which determination shall be based upon recent issuances or current offerings pursuant to bona fide private offerings of the same class of security by the Company; provided, however, that any determination of the "Closing Price" of any security hereunder shall be based on the assumption that such security is freely transferable without registration under the Securities Act.

         "Commission": the Securities and Exchange Commission or any other applicable Federal agency at the time administering the Securities Act.

         "Company": as defined in the preamble, and shall include, where the context requires any Person into which the Company is merged or with which the Company is consolidated.

         "Demand Registration": an effective registration pursuant to a request made by an Investor pursuant to Section 2.1.

         "Exchange Act":  the Securities Exchange Act of 1934, as amended.

         "First Effective Date": the effective date of the First Registration Statement in the event of a Proration.

         "First Registration Statement": in the event of a Proration, the registration statement initially filed in which all securities sought to be included were not so included.

         "Investor": means each of Whitehall and Prudential including each member of the Whitehall Group and the SVI Group; provided that if (i) any member of the SVI Group liquidates all of its assets by distributing such assets to its members, investors or beneficial owners ("distributees") and (ii) there is no Shelf Registration or other effective registration statement that would permit such member of the SVI Group to distribute Securities that are not subject to restrictions on transfer under the Exchange Act or the Securities Act to such distributees then such distributees shall be included in the definition of "Investor" hereunder.

         "Membership Units": any membership interests in Strategic Hotel Funding, L.L.C., a Delaware limited liability company.

         "Overhang Risk": a substantial risk that the sale of some or all of the Shares sought to be sold will substantially reduce the proceeds or price per unit to be derived from such sale.

         "Person": an individual, partnership, corporation, company (including a limited liability company), trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Proration": any reduction pursuant to Section 2.1(b) in the number of securities to be included in a Demand Registration.

         "Requesting Investor": as defined in Section 2.1.

         "Resale Rules":  as defined in Section 4.3.

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         "Rockmark Registration Rights Agreement": the Registration Rights
Agreement of even date herewith between the Company, the Investors identified on the signature pages thereto, and Rockmark Corporation, as Investor Representative.

         "Saleable Amount": the greatest number of securities which would not create an Overhang Risk.

         "Securities": the Shares and the Membership Units owned by any Investor.

         "Securities Act":  the Securities Act of 1933, as amended.

         "Selling Period": for purposes of a Proration pursuant to a Demand Registration, the period beginning with the First Effective Date and ending 90 days after the First Effective Date (unless a shorter period is agreed to by the managing underwriter for such offering).

         "Shares": the shares of common stock of the Company and any other securities that subsequently may be issued or issuable by the Company upon conversion or exchange of any convertible or exchangeable securities (including any Membership Units) or as a result of a stock split or dividend or other similar transaction involving the Shares by the Company and any securities into which the Shares may thereafter be changed or exchanged as a result of the reincorporation of the Company or merger, consolidation, recapitalization or other similar transaction.

         "Shelf Registration": an effective registration under Rule 415 of the Securities Act pursuant to Section 3.1.

         "Shelf Takedown":  as defined in Section 3.1.

         "SVI Group": Prudential, together with SVI, any direct or indirect wholly-owned subsidiary of Prudential Financial, Inc. and any "Redemption Vehicle" of SVI or Strategic Value Investors International, LLC, a Delaware limited liability company, that is managed by Prudential or any of its affiliates, as "Redemption Vehicle" is defined in the Investment Advisory Agreement, dated as of October 7, 1997, by and among SVI and the parties thereto, as amended and as in effect on March 19, 2003, and the Operating Agreement of Strategic Value Investors International, LLC, dated as of October 7, 1997, as amended and as in effect on March 19, 2003.

         "Unincluded Securities": any securities sought to be registered but which are not registered due to a Proration.

         "Violation":  as defined in Section 4.2(a).

         "Whitehall Group": Whitehall and any entity that is an Affiliate of Whitehall (if and for so long as such entity remains and Affiliate).

2.   DEMAND REGISTRATION.

         2.1 Demand Registration. Subject to any limitations set forth in
Section 2.1(d) and to any applicable standstill agreement to which the Company and any Investor is a party, from and after the date hereof and until June 29, 2005 (and for such additional period during which the Company fails to file or maintain a Shelf Registration pursuant to Article 3), each Investor may

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request (a "Requesting Investor") registration of all or any portion of its
Shares. The request shall state that the Investor intends to dispose of such securities through a registered public offering. The Company will effect the registration of such Shares under the Securities Act, in accordance with the remaining provisions of this Article 2.

          (a) Company's Ability to Postpone. The Company shall have the privilege to postpone the filing of a registration statement under this
     Section 2.1 for a reasonable period of time (not exceeding 90 days) if the Company furnishes the Requesting Investor with a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that, in its good faith judgment, the Company's board of directors has determined that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company. The Company shall only be entitled to exercise its rights under this Section 2.1(a) on one occasion during any 12-month period as to any Investor.

          (b) Overhang Risk. If the managing underwriter for the Requesting Investor (and the other Investors pursuant to Section 2.3) advises that the number of Shares sought to be included in such registration would create an Overhang Risk, then the number of securities to be registered by the Investors participating in such registration shall be reduced to the number of Shares recommended by the managing underwriter as set forth in Section 2.1(e) below.

          (c) Required Inclusion in Underwritten Offering. If a Demand Registration is an underwritten offering, the Requesting Investor shall (together with the Company as provided in Section 2.4(g) and the other Investors), enter into an underwriting agreement in customary and usual form with the underwriter or underwriters selected for such underwriting by the Requesting Investor.

          (d) Number of Demand Registrations. Each of Whitehall 7 and Prudential Insurance shall be entitled to two Demand Registrations (such Demand Registrations being assignable to, and divisible among, any Person who is an "Investor" as defined in this Agreement), provided that such Investor continues to own at least $50 million of Securities (based on the Closing Price) on the date the registration is requested; provided, however, that in the event of a Proration, each Investor shall be entitled to one additional Demand Registration (which shall not be subject to such $50 million requirement). In the event of a Proration: (i) upon the expiration of the Selling Period, the Company shall be obligated to file an additional registration statement (which registration statement shall contain a current prospectus) relating to the Unincluded Securities; (ii) the Company shall use its reasonable efforts to effect the registration of the Unincluded Securities as promptly as practicable thereafter; and (iii) an Investor may withdraw its Unincluded Securities from such additional registration without cost or penalty at any time prior to the effective date of such additional registration statement.

          (e) Limitation. If the number of securities to be registered in any Demand Registration is to be reduced as described in Section 2.1(b), then the amount of securities to be offered by the participating Investors shall be allocated pro rata among all

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     participating Investors on the basis of the number of securities such
     Investors have requested to be included in such Demand Registration.

          (f) Black-Out Period. During the period beginning on either (x) the effective date of a Demand Registration or (y) the effective date of a registration statement filed pursuant to the exercise of registration rights granted to other holders of securities of the Company and ending 90 days thereafter (unless a shorter period is agreed to by the managing underwriter for such offering), each Investor agrees that it will not request that the Company register any of its Shares pursuant to this
     Article 2; provided, however, that the Company may only utilize clause (y) above to postpone an Investor's right to require the Company to file a registration statement under Section 2.1 on one occasion only as to each Demand Registration.

         2.2 Option to Acquire. In the event that the Company has received a request for a Demand Registration from an Investor pursuant to Section 2.1, the Company or any non-Requesting Investor (in proportion to their percentage ownership of Shares) shall have the option, for a period of 30 days from the date of the Requesting Investor's request, to acquire all of the Shares sought to be included in a Demand Registration at a per share price equal to the average Closing Price of the Shares during the 20-day period beginning 10 days prior to receipt of the Investor's request and ending 10 days thereafter. The Requesting Investor shall have the absolute right to withdraw its request for a Demand Registration at any time prior to the expiration of such 20-day period. In the event that the Company or the non-requesting Investors elect not to purchase all of the Shares covered by the Investor's request, the Company shall proceed with the registration of the Shares pursuant to this Article 2.

         2.3 Participation Rights of Other Investors. Whenever the Company shall be requested by an Investor pursuant to Section 2.1 to effect the registration of any of its Shares under the Securities Act, and the Company or a non-requesting Investor shall not have exercised its rights under Section 2.2, the Company shall:

          (a) promptly (but not later than 10 days after such request) give written notice of such proposed registration to the other Investors (which notice shall inform Investors that they have 15 days to notify the Company that they wish to participate in such registration and which notice shall also be sent to each investor pursuant to the Rockmark Registration Rights Agreement);

          (b) as expeditiously as possible (but not later than 45 days after such request) file a registration statement under the Securities Act with respect to:

               (1) those Shares which the Company has been requested to register pursuant to Section 2.1; and

               (2) all other Shares (subject to Section 2.1(e)) held by the other Investors (including the investors requesting inclusion pursuant to Section 2.3(a)) included by such Investors in written request to the Company for registration thereof within 15 days after the Company has given written notice to such Investors; and

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          (c) use its reasonable efforts to effect such registration as quickly as practicable.

         2.4 Registration Procedures. If and whenever the Company is required by any of the provisions of this Article 2 to effect the registration of any of the Shares under the Securities Act, the Company will (except as otherwise provided in this Agreement) use its reasonable efforts to as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the Shares so registered;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investors shall desire to sell or otherwise dispose of the same;

          (c) furnish to the Investors such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investors may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

          (d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investors shall request, and do any and all other acts and things reasonably requested by the Investors to assist them to consummate the public sale or other disposition in such jurisdictions of the securities owned by the Investors, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (e) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (f) use its reasonable efforts to list such securities on any securities exchange or interdealer quotation system on which any shares of the Company are then listed, if the listing or quotation of such securities is then permitted under the rules of such exchange or interdealer quotation system;

          (g) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters of such

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     underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

          (h) notify the Investors, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (i) with respect to a single Demand Registration by each Investor, make the Company's executive officers available for a total of five business days to participate in "road show" presentations in New York City, Boston, Philadelphia, Baltimore, Washington D.C. and Chicago and, with respect to any other Demand Registrations by an Investor, make the Company's executive officers available at the Company's principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and

          (j) upon the request of any Investor, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Shares so registered.

3.   SHELF REGISTRATION RIGHTS.

         3.1 Shelf Registration. Beginning on June 30, 2005, the Company shall file and use its reasonable efforts to continuously maintain a registration statement relating to the resale of the Investors' Shares pursuant to Rule 415 under the Securities Act. Any Investor shall be entitled, upon 15 days' prior written notice to the Company and each other Investor, to sell such number of Shares as are then registered pursuant to such registration statement (each, a "Shelf Takedown"). The selling Investor shall also give the Company and each other Investor prompt written notice of the consummation of such Shelf Takedown. No Investor shall have the right to cause the Company to register its Shares under this Section 3.1 if the number of Shares requested to be so registered may be immediately sold pursuant to the Resale Rules.

          (a) Company's Ability to Postpone. The Company shall have the privilege to postpone, on one occasion only as to each Shelf Registration to which a party is entitled, each filing of a registration statement under this Section 3.1 and each proposed Shelf Takedown by an Investor under an effective Shelf Registration, for a reasonable period of time (not exceeding 90 days) if the Company furnishes the Investor with a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that, in its good faith judgment, the Company's board of directors has determined that effecting the registration at such time would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company; provided, however, that notwithstanding anything herein to the contrary, the Company shall only be

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     entitled to exercise its rights under this Section 3.1(a) on one occasion during any 12-month period as to any Investor.

          (b) Overhang Risk. If a Shelf Takedown is an underwritten offering and the managing underwriter for the Requesting Investor (and the other Investors pursuant to Section 3.2) advises that the number of Shares sought to be included in such underwritten Shelf Takedown would create an Overhang Risk, then the number of securities to be registered by the Investors participating in such registration shall be reduced to the number of Shares recommended by the managing underwriter as set forth in Section 3.1(d) below.

          (c) Required Inclusion in Underwritten Offering. If a Shelf Takedown is an underwritten offering, the Requesting Investor shall (together with the Company as provided in Section 3.3(g) and the other Investors), enter into an underwriting agreement in customary and usual form with the underwriter or underwriters selected for such underwriting by the Requesting Investor.

          (d) Limitation. If the number of securities proposed to be sold in a Shelf Takedown is to be reduced as described in Section 3.1(b), then the amount of securities to be offered by the participating Investors shall be allocated pro rata among the all participating Investors on the basis of the number of securities such Investors have requested to be included in such Shelf Takedown.

         3.2 Participation Rights of Other Investors. Whenever the Company shall be requested by an Investor pursuant to Section 3.1 to effect the Shelf Takedown of any of its Shares under the Securities Act, the Company shall:

          (a) promptly (but not later than 5 days after such request) give written notice of such proposed Shelf Takedown to the other Investors (which notice shall inform Investors that they have 5 days to notify the Company that they wish to participate in such Shelf Takedown and which notice shall also be sent to each investor pursuant to the Rockmark Registration Rights Agreement); and

          (b) use its reasonable efforts to include all other Shares (subject to Section 3.1(d)) held by the other Investors requesting inclusion pursuant to Section 3.2(a) included in such Shelf Takedown.

         3.3 Registration Procedures. If and whenever the Company is required by any of the provisions of this Article 3 to use its reasonable efforts to effect the registration of any of the Shares pursuant to Rule 415 under the Securities Act, the Company shall:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the Shares so registered;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as shall be necessary to

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     complete the distribution of the Shares so registered and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investor shall desire to sell or otherwise dispose of the same;

          (c) furnish to the Investor such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including any preliminary prospectus, and any amendments or supplement thereto, and such other documents, as the Investor may reasonably request in order to facilitate the sale or other disposition of the Shares owned by the Investor;

          (d) use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investor shall reasonably request, and do any and all other acts and things reasonably requested by the Investor to assist the Investor to consummate the sale or other disposition in such jurisdictions of the securities owned by the Investor, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (e) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (f) use its reasonable efforts to list such securities on any securities exchange or interdealer quotation system on which any stock of the Company is then listed, if the listing or quotation of such securities is then permitted under the rules of such exchange or interdealer quotation system;

          (g) if the Investor intends to dispose of its securities through an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering, including, without limitation, to obtain an opinion of counsel to the Company and a "comfort letter" from the independent public accountants to the Company in the usual and customary form for such underwritten offering;

          (h) notify the Investor, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (i) with respect to a single Shelf Takedown in the form of an underwritten offering by each Investor, make the Company's executive officers available for a total of

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     five business days to participate in "road show" presentations in New York
     City, Boston, Philadelphia, Baltimore, Washington D.C. and Chicago and, with respect to any other underwritten Shelf Takedowns by an Investor, make the Company's executive officers available at the Company's principal executive offices to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon; and (j) upon the request of the Investor, take any and all other actions which may be reasonably necessary to complete the registration and thereafter to complete the distribution of the Shares so registered.

         3.3 Dribble Out. From and after the time that an Investor's Shares are registered under an effective registration statement under this Article 3, such Investor shall not in any calendar quarter sell, transfer or assign through the facilities of any exchange or quotation system on which the Shares are then listed or quoted a number of Shares to another Person if the aggregate number of Shares so sold, transferred or assigned in such calendar quarter would exceed 5% of the Shares of the Company then outstanding. The foregoing provisions of this
Section 3.3 shall not restrict a block (as defined pursuant to Rule 10b-18(a)(5) under the Exchange Act) sale of the Investor's Shares, the transfer of Shares to an Affiliate or any sale of Shares by the Investor pursuant to an underwritten offering.

         3.4 Black-Out Period. During the period beginning on the date of each subsequently filed prospectus or prospectus supplement with respect to a Shelf Takedown in the form of an underwritten offering and ending 90 days thereafter (unless a shorter period is agreed to by the managing underwriter for such offering), each Investor agrees that it will not request that the Company register any of its Shares pursuant to this Article 3. The Company may postpone, on one occasion only, each filing of a registration statement under this Article 3 if registration rights granted pursuant to any other holders of securities of the Company have been exercised and the distribution thereto not completed. The period during which the Company may postpone such filing shall commence on the date such registration rights have been commenced and shall terminate 90 days after the effective date of such registration statement; provided, however, that the Company may only utilize this provision to postpone an Investor's right to require the Company to file a registration statement under this Article 3 on one occasion as to each Shelf Registration.

4.   PROVISIONS APPLICABLE TO REGISTRATION RIGHTS.

         4.1 Expenses.

          (a) Except as set forth in Section 4.1(b), the expenses specified in the following sentence incurred in any Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not consummated) of an Investor's Shares under this Agreement shall be paid by the Investor. The expenses referred to in the preceding sentence shall be limited to underwriters' discounts or commissions or fees or fees of placement agents, the expenses of printing and distributing the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, fees and disbursements of counsel for the Investor.

          (b) All other expenses incurred in any Shelf Registration or Demand Registration (or any attempted Shelf Registration or Demand Registration that is not

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     consummated) shall be paid by the Company, including, without limitation,
     (i) the expenses of its internal counsel (and/or, if the Company chooses, its outside counsel) including fees and expenses related to the preparation of the registration statement and the prospectus used in connection therewith and any amendment or supplement thereto, (ii) any necessary accounting expenses, including any special audits which shall be necessary to comply with governmental requirements in connection with any such registration, including the expense related to any comfort letters and
     (iii) expenses of complying with the securities or blue sky laws of any jurisdictions.

         4.2 Indemnification. In the event any Investor's Shares are included in a registration statement under Article 2 or Article 3:

          (a) Indemnity by Company. Without limitation of any other indemnity provided to an Investor, to the extent permitted by law, the Company will indemnify and hold harmless each Investor, the Affiliates, officers, directors and partners of each Investor, each underwriter (as defined in the Securities Act), and each Person, if any, who controls an Investor or underwriter (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any other violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each Investor and its Affiliates, officers, directors or partners, underwriter and controlling person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable to any Investor in any such case for any such loss, claim, damage, liability, expense or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor or any Affiliate, officer, director, partner or controlling person thereof.

          (b) Indemnity by Investors. In connection with any registration statement in which any Investor is participating, the participating Investor(s) will furnish to the Company in writing such reasonably necessary information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any Violation, but only to the extent that such Violation is contained in any information or affidavit so furnished in writing to the Company by such Investor stated to be specifically for use in such registration statement or prospectus (the furnishing of such reasonably necessary information or affidavit by the Investor being a condition precedent to the Company's obligation to cause the registration statement to become effective); provided, that the obligation to indemnify will be several and not joint with any other Person and will be limited to the net amount received by the Investor from the sale of Shares, pursuant to such registration statement.

          (c) Notice; Right to Defend. Promptly after receipt by an indemnified party under this Section 4.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.2 only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this
     Section 4.2.

          (d) Contribution. If the indemnification provided for in this Section
     4.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount an Investor shall be obligated to contribute pursuant to this Section 4.2(d) shall be limited to an amount equal to the proceeds to the Investor of the Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Shares).

          (e) Survival of Indemnity. The indemnification provided by this
     Section 4.2 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         4.3 Rule 144. In order to permit each Investor to sell the Shares it holds, if it so desires, from time to time pursuant to Rule 144 promulgated by the Commission or any successor to such rule or any other rule or regulation of the Commission that may at any time permit each Investor to sell its Shares to the public without registration ("Resale Rules"), the Company will:

          (a) comply with all rules and regulations of the Commission applicable in connection with use of the Resale Rules;

          (b) make and keep adequate and current public information available, as those terms are understood and defined in the Resale Rules, at all times;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (d) furnish to each Investor so long as it owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Resale Rules, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing an Investor of any rule or regulation of the Commission which permits the selling of any such Shares without registration; and

          (e) take any action (including cooperating with each Investor to cause the transfer agent to remove any restrictive legend on certificates evidencing the Shares) as shall be reasonably requested by the Investor or which shall otherwise facilitate the sale of Shares from time to time by the Investor pursuant to the Resale Rules.

         4.4 Investor Status and Responsibilities. Each Investor acknowledges the limitations that may be imposed upon the Investor under Section 10 of the Exchange Act and the rules and regulations thereunder in connection with the Investor's sale or transfer of Shares and agrees to sell or transfer any such shares only subject to any such applicable limitations.

         4.5 Limitations on Other Registration Rights. Except as otherwise set forth in this Agreement, the Company shall not, without the prior written consent of each Investor include in any registration in which an Investor has a right to participate pursuant to this Agreement any securities of any Person.

         4.6 Piggyback Registration Rights. Nothing contained in this Agreement shall confer upon any holder of securities of the Company any right to include any or all of such holder's securities in a registration statement filed by the Company under the Securities Act for the sale of such securities for the Company's own account or in any registration statement filed on behalf of another Investor pursuant to Article 3.

5.   MISCELLANEOUS.

         5.1 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

         5.2 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         If to the Company, addressed as follows:

         Strategic Hotel Capital, Inc.
         77 West Wacker Drive
         Chicago, Illinois  60601
         Attention:     General Counsel
         Facsimile No.: (312) 658-5000

         with a copy to:

         Sullivan & Cromwell LLP
         125 Broad Street
         New York, New York  10004
         Attention:     Robert W. Downes
         Facsimile No.: (212) 558-3588

         If to Whitehall 7 or Whitehall 9, addressed as follows:

         c/o Whitehall Street Real Estate Limited Partnership
         85 Broad Street
         New York, New York  10004
         Attention:     David M. Weil
         Facsimile No.: (212) 357-5505

         with a copy to:

         Sullivan & Cromwell LLP
         125 Broad Street
         New York, New York  10004
         Attention:     Joseph C. Shenker
         Facsimile No.: (212) 558-3588


         If to Prudential or SVI, addressed as follows:

         The Prudential Insurance Company of America

         8 Campus Drive, 4th Floor
         Parsippany, New Jersey 07054
         Attention:     SVI Portfolio Manager
         Facsimile No.: (973) 683-1797

         with a copy to:

         Goodwin, Procter LLP
         599 Lexington Avenue, 40th Floor
         New York, New York 10022
         Attention:     Robert S. Insolia
         Facsimile No.: (212) 355-3333

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         5.3 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.5 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits and Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections, Exhibits or Schedules shall refer to those portions of this Agreement.

         5.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         5.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise specifically provided in this Agreement, no assignment of any rights or obligations shall be made by any party without the written consent of each of SVI and Whitehall. Notwithstanding the foregoing, each of the members of the Whitehall Group and each of the members of the SVI Group shall be entitled to assign its rights under this Agreement to any Investor (as such term is defined herein).

         5.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         5.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         5.10 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.

         5.11 Specific Performance. Each of the parties acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each party therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such parties. Accordingly, in addition to any other remedies that the parties may have at law or in equity, each party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party, and shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party.

         5.12 Reorganization. In connection with any merger, consolidation, sale of all or substantially all of the Company's assets, the Company will use its best efforts to take such actions, or to cause the other party to such transaction to take such actions, to ensure that the parties hereto have, immediately after consummation of such transaction, substantially the same rights in respect of such other Person or the Company, as applicable, as they may have immediately prior to consummation of such transaction in respect of the Company under this Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

                                    STRATEGIC HOTEL CAPITAL, INC.



                                    By:   /S/ DAVID E. SIMS
                                       -----------------------------------------
                                       Name:  David E. Sims
                                       Title: Senior Vice President



                                    WHSHC, L.L.C.

                                    By:  Whitehall Street Real Estate Limited
                                         Partnership VII

                                         By:  WH Advisors, L.L.C. VII, general
                                              partner



                                         By:    /S/ TODD GIANNOBLE
                                            ------------------------------------
                                            Name:  Todd Giannoble
                                            Title: Vice President




                                    W9/WHSHC, L.L.C. I

                                    By:  Whitehall Street Real Estate Limited
                                         Partnership IX

                                         By:  WH Advisors, L.L.C. IX, general
                                              partner



                                         By:    /S/ TODD GIANNOBLE
                                            ------------------------------------
                                            Name:  Todd Giannoble
                                            Title: Vice President

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    By:  Prudential Investment Management, Inc.,
                                         Its Attorney-in-Fact


                                         By:    /S/ ROBERT M. FALZON
                                            ------------------------------------
                                            Name:  Robert M. Falzon
                                            Title: Vice President

                                    PIC REALTY CORPORATION

                                    By:  Prudential Investment Management, Inc.,
                                         its Attorney-in-Fact


                                         By:   /S/ ROBERT M. FALZON
                                            ------------------------------------
                                            Name:  Robert M. Falzon
                                            Title: Vice President

                                    STRATEGIC VALUE INVESTORS, LLC

                                    By:  Prudential Investment Management, Inc.
                                         its Attorney-in-fact


                                         By:   /S/ ROBERT M. FALZON
                                            ------------------------------------
                                            Name:  Robert M. Falzon
                                            Title: Vice President